Filed under Rule 424 (b)(2)
   Registration Statement File Numbers 333-144261, 333-144261-01,
   333-144261-02, 333-144261-03, 333-144261-04, 333-144261-05,
   333-144261-06 and 333-144261-07

    Pricing Supplement No. 10 Subject to Completion - dated September 4, 2007

                    (To prospectus dated July 2, 2007 and prospectus supplement dated July 2, 2007)

The Bank of New York Mellon Corporation [LOGO]

The Bank of New York Mellon Corporation
$1,000,000,000
The Bank of New York Mellon Corporation CoreNotes(Registered Service Mark)

=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1NQ2     TBD         100%         2.00%         98.00%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    5.80%       Semi-Annual     9/15/2022      Yes

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes Series I
Interest Payment Dates:  The 15th day of March and September of each year commencing 03/15/2008.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Mellon Corporation on 09/15/2010 and each
        		 Interest Payment Date thereafter, at
 			 a price equal to 100% on 30 calendar
 			 days notice.
=================================================================
             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

0640P1NR0     TBD         100%        2.50%        97.50%

-----------------------------------------------------------------

=================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    5.85%      Semi-Annual      9/15/2032      Yes

-----------------------------------------------------------------
Senior Subordinated Medium-Term Notes Series I
Interest Payment Dates:  The 15th day of March and September of each year commencing 03/15/2008.
Redemption Information:  Redeemable at the option of The Bank of New York
                         Mellon Corporation on 09/15/2012 and each Interest Payment Date thereafter, at a price equal to 100% on 30 calendar days notice.

-----------------------------------------------------------------

The Bank of New York Mellon Corporation
One Wall Street
New York, New York 10286

Trade Date:  09/07/2007
Issue Date:  09/12/2007
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

The defeasance and covenant defeasance provisions of the Senior Indenture and the Senior Subordinated Indenture described under "Description of Senior Debt Securities and Senior Subordinated Debt Securities-Debt Securities Issued by the Company under the BNY Senior Indenture or the BNY Senior Subordinated Indenture-Legal Defeasance and Covenant Defeasance" in the Prospectus will apply to the Senior and Senior Subordinated Notes respectively.

(1) Expressed as a percentage of the aggregate principal amount

"CoreNotes(Registered Service Mark)" is a registered service mark of Merrill Lynch & Co., Inc.

                                                            Merrill Lynch & Co.
                                                               Purchasing Agent
                                                            Acting as Principal
===============================================================================